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                                                                       EXHIBIT 5

                             DEPARTMENT OF TREASURY

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INTERNAL REVENUE SERVICE                        Employer Identification Number:
DISTRICT DIRECTOR                               42-1285297
P.O. BOX A-3617 DPN20-6                         File Folder Number:
CHICAGO, IL 60690                               36010329
                                                Person to Contact:
Date:  OCT-26-1994                              TECHNICAL SCREENER
                                                Contact Telephone Number:
GENERAL GROWTH MANAGEMENT INC.                  (312) 435-1040
C/O RICHARD A. NELSON                           Plan Name:
FAEGRE & BENSON                                 SAVINGS PLAN
2700 NORWEST CENTER 90 SO. 7TH ST.
MINNEAPOLIS, MN 55402                           Plan Number: 002
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Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated June 30, 1994. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This plan qualifies for Extended Reliance described in the last paragraph of Publication 794 under the caption "Limitations of a Favorable Determination Letter".

     We have sent a copy of this letter to your representative as indicated in the power of attorney.


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                         GENERAL GROWTH MANAGEMENT INC.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                          Sincerely yours,

                                          Marilyn W. Day
                                          District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide for Employee Benefit Plans